                                                                  EXHIBIT 99.h15

G.       NEW ACCOUNT AGREEMENT

This agreement ("NEW ACCOUNT  AGREEMENT")  sets forth the respective  rights and obligations of Goldman Sachs and the legal entity  identified in the New Account
Application and anyone else on whose behalf this New Account  Agreement has been signed ("CLIENT") in connection with Client's account.  As used herein, the term
"ACCOUNT"  refers to each and every account  (cash,  margin or  otherwise)  that
GS&Co.  has  established in Client's name, or in Client's name together with others, or in which Client has a beneficial interest,  now or in the future. The term "GS" or "GOLDMAN SACHS" refers, collectively and individually,  to Goldman,
Sachs & Co.  ("GS&Co."),  its present and future  affiliates,  and their respective partners, officers, directors, employees and agents.

Both the New Account  Agreement and any  applicable  Supplements  are subject to
GS&Co.  approval.  GS&Co.  and Client hereby agree to the following with respect to any of Client's  Accounts with GS&Co.  and all transactions  with
GS.

1.  OWNERSHIP.  Client  represents  that no one  except  the Client has a direct beneficial  interest in Client's Account unless such interest is revealed in the title of such Account or is otherwise disclosed to GS in writing and in any such case, Client has the interest  indicated in such title.  Client warrants it will inform GS&Co.  of any changes in the information  supplied to GS&Co.  in connection  with the  establishment  and  maintenance  of an Account for Client.
Client agrees that all funds, securities and other property held for the account and the proceeds  thereof shall be held for the Account in the manner  indicated
in the account  title,  with all the legal and equitable  rights of every nature and kind, and subject to all the obligations  and conditions,  that such form of ownership  imposes.  As used herein, the term "SECURITIES AND/OR OTHER PROPERTY"
shall include  securities and other property currently in or in the future held, carried or  maintained  by GS, or in the  possession or control of GS, in or for any of  Client's  current or future  Accounts,  including  any  Account in which
Client  may have an  interest,  and  regardless  of the  purpose  for  which the securities and other  property are so held,  carried,  maintained,  possessed or controlled.

2.  EXCHANGE  OR MARKET.  Client's  Account  and  transactions  effected  and/or executed  through the Account will be subject to and shall be in accordance with the rules and customs of any applicable national securities exchange, electronic communication  network,  national  securities  association,  alternative trading system,  contract market,  derivatives  transaction  execution facility or other exchange or market  (domestic or foreign) (each an "EXCHANGE"  and  collectively
"EXCHANGES")  and their respective  clearing  houses,  as well as any applicable self-regulatory  organization,  if any, where the transactions are executed,  or that otherwise apply to Client's Account or transactions, and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto, and Client agrees to use the Accounts only in accordance with such rules,  customs,  laws and  regulations.  Client  understands that the
Exchanges have the right to break any executed  transaction on various  grounds,
including  if  the  executed   transaction  was,  in  their  opinion,   "clearly
erroneous," and GS will not be liable for such broken transactions.

3. GENERAL LIEN:  DELIVERY OF COLLATERAL.  Client hereby grants a first priority perfected security interest in, and right of setoff against,  all securities and other property,  and the proceeds thereof,  and all obligations,  whether or not due, which are held, carried or maintained by GS or in the possession or control of GS or which are, or may become, due to Client (either individually or jointly with others or in which Client has any  interest) and all rights Client may have against GS as security for the  performance  of all Client's  obligations to GS.
Client  further  agrees that GS may, in its discretion at any time and from time to time,  require  Client to deliver  collateral  to margin and secure  Client's performance of any obligations to GS. Such collateral  shall be delivered,  upon demand,  in such amount and form and to such  account or  recipient  as GS shall specify.  GS may, in its  discretion  and without  notice to Client,  deduct any amounts from Client's  Account and apply or transfer any of Client's  securities and other property  interchangeably  between any of Client's  Accounts,  each of which constitutes  unconditional  security for all obligations of Client. Client acknowledges that GS&Co. and its present and future affiliates act as agents for each  other in respect of the assets  subject to the  security  interest  as described  above and that  GS&Co.  and each such affiliate shall comply with any entitlement orders or instructions originated by any of them with respect to such  assets  or  distribute  any  value in  respect  of any such  assets at the direction of any of them,  in each case  without any further  consent of Client.
For  purposes  of  Articles  8 and 9 of the New  York  Uniform  Commercial  Code
("UCC"),  to the extent  that Client has any  control  with  respect to any such assets,  upon the occurrence of a Close-Out Event as defined below, Client shall no longer have any control over such assets.  GS&Co. and each such affiliate and  Client  agree  that all such  assets  credited  to any  securities  account maintained on the books of GS&Co.  or any such affiliate shall be treated as a financial  asset for purposes of the UCC.  GS&Co.  and each such affiliate hereby notify each other of, and each of them  acknowledges,  the first priority perfected  security interest granted by Client  hereunder.  The Client (and each person  acting  on the  Client's  behalf)  agrees  that any  assets  pledged  as collateral by the Client in connection with any  transaction  entered into under this New Account  Agreement will not constitute "plan assets" under the Employee
Retirement  Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986 (the "CODE").

4.  PAYMENT  AND  SETTLEMENT.  Client  agrees  to pay  on  demand  all  balances
(including  accrued but unpaid interest thereon) and any other obligations owing
with  respect  to  Client's  Account.   Client  agrees  that  all  cash  account
transactions  will be  handled  on a cash  basis  and  Client  shall pay for any security  purchased for Client's cash account,  and deliver any securities  sold for Client's cash account,  on or before the settlement  date.  Client  warrants that for all cash  accounts,  no sale of securities is  contemplated  before the securities  are paid for as provided above and that each item sold will be owned by Client at the time of sale.

5. DEFAULT.  If Client defaults in the  performance of any obligation  under any transaction or agreement with GS, or becomes  bankrupt,  insolvent or subject to any voluntary or involuntary bankruptcy,  reorganization,  insolvency or similar proceeding,  if the security  interest  hereunder is not or ceases to be a first priority perfected security interest, or if for any reason GS deems it advisable for its protection (each a "CLOSE-OUT  EVENT"), GS may, without notice or demand to Client, and at such times and places as GS may determine,  cancel, terminate, accelerate,  liquidate  and/or  close-out any or all transactions and agreements between  Client and GS,  sell or  otherwise  transfer  any  securities  or other property  which GS may  hold  for  Client  or  which  is due to  Client  (either individually  or jointly with others) and apply the proceeds to the discharge of
Client's obligations,  set-off, net and recoup any obligations (whether physical or  financial  and whether or not then due) to Client  against  any  obligations
(whether  physical or financial and whether or not then due) to GS, exercise all rights and remedies of a secured  creditor in respect of all collateral in which
GS has a security  interest  under the UCC  (whether or not the UCC is otherwise applicable  in the relevant  jurisdiction)  or right of set-off,  cover any open positions of Client (by buying in or borrowing securities or otherwise) and take such other actions as GS deems  appropriate,  provided  that if  applicable  law would stay or  otherwise  impair the  ability of GS to take any such action upon any such bankruptcy,  reorganization,  insolvency or similar proceeding, GS will be  deemed  to  have  taken  such  action  with  respect  to  the  cancellation, termination, acceleration, liquidation and/or close-out of transactions, and the application  of  appropriate  set-offs,  and if and to the  extent  GS  deems it appropriate,  the sale or disposition of securities or other property of Client, the exercise of rights of a secured  creditor,  and the  application of proceeds immediately  prior to such  bankruptcy,  reorganization,  insolvency  or similar proceeding.  Client shall remain liable for any  deficiency  and shall  promptly reimburse  GS for  any  loss  or  expense  incurred  thereby,  including  losses sustained by reason of an inability to borrow any  securities or other  property sold for Client's Account.  Client agrees to immediately notify GS&Co.  upon the  occurrence  of a Close-Out  Event,  but the failure to provide  such notice shall not prejudice GS' right to determine that a Close-Out Event has occurred.

6. INTEREST, FEES. Client agrees to pay interest charges which may be imposed by
GS&Co.  in accordance with GS&Co.'s  usual custom,  with respect to late
payments  in  conjunction  with  any   transaction,   including  for  securities
purchased,  in Client's  Account and prepayments in Client's  Account (i.e., the crediting of the proceeds of sale prior to  settlement  date or prior to receipt by GS&Co.  of the item sold in good deliverable form).  Client  acknowledges receipt  of the  attached  supplement  entitled  "Interest  Charges  and  Margin
Requirements  Disclosure  Statement" and a side rate letter, if applicable,  and agrees to be bound  thereby.  Client agrees to pay promptly any amount which may become due in order to meet requests for additional  deposits or marks to market with respect to any transactions including unissued securities purchased or sold by Client.  Client agrees to pay promptly any custody or other fees which may be imposed by GS&Co.  with respect to the account. Client authorized GS&Co.
to automatically  debit Client's Account in payment of any charges posted to the
Account.  Except as required by applicable law, each payment by Client,  and all deliveries of margin or collateral,  under this New Account  Agreement  shall be made,  and the value of any margin or collateral  shall be  calculated,  without
withholding  or  deducting  any  taxes,  levies,   imposts,   duties,   charges,
assessments or fees of any nature,  including interest,  penalties and additions thereto  that are imposed by any taxing  authority  ("TAXES").  If any Taxes are required to be withheld or deducted, Client shall pay such additional amounts as necessary  to ensure  that the actual net amount  received by GS is equal to the amount that GS would have  received had no such  withholding  or deduction  been required.  With  respect to  payments  by GS to Client  under  this New  Account
Agreement,  Client will  provide GS with any forms or  documentation  reasonably requested by GS in order to reduce or eliminate  withholding tax thereon.  GS is hereby  authorized to withhold  Taxes from any payment made  hereunder and remit such  Taxes  to the  relevant  taxing  authorities  to the  extent  required  by applicable law.

7.  ORDERS.  Except as  provided in the next  sentence,  the giving of each sell order by Client  shall  constitute  a  designation  of the sale as "long"  and a certification  that the  securities  to be sold are owned by Client and, if such securities are not in GS&Co.'s  possession,  the placing of such order shall constitute  a warranty  and  covenant by Client that Client  shall  deliver such securities to GS&Co.  on or before  settlement  date. If Client  maintains a margin account,  Client agrees to designate all sell orders as "long",  "short", or "short exempt". Client agrees that GS&Co. may cancel or "buy-in" any sell order,  if such securities are not in the Account,  are not timely  delivered or are not in "good  deliverable  form." In a  "buy-in,"  the party that  failed to deliver the securities,  or failed to deliver the securities in good deliverable form, is accountable for any resulting losses or expenses.  See Section 11 below regarding  "mandatory  close-outs."  Prior to  placing  an order for the sale or transfer of any  securities  subject to Rule 144 or Rule 145(d) or  Regulation S under the  Securities  Act of 1933 or any other rule  relating to  restricted or control  securities or securities  that are otherwise  contractually  restricted
("RESTRICTED  SECURITIES"),  Client agrees that it will advise GS&Co. of the status of the securities  and furnish  GS&Co.  with the necessary  documents
(including  opinions of legal  counsel,  if  GS&Co.  so requests) to satisfy
legal  transfer   requirements.   Restricted  Securities  may  not  be  sold  or
transferred until they satisfy legal transfer  requirements.  Client agrees that even if the necessary  documents are furnished in a timely manner,  there may be delays in the processing of Restricted Securities, which may result in delays in the delivery of securities and the crediting of cash to Client's Account. Client is responsible for any delays, expenses and losses associated with compliance or failure to comply with all of the  requirements and rules relating to Restricted
Securities, and agrees to hold GS&Co. harmless in connection therewith.

Client  acknowledges  that when Client or GS sends an order for Client's Account to an Exchange for  execution,  such order may be matched with a bid or offer by affiliated  entities of The Goldman  Sachs  Group,  Inc.  that are  specialists,
market-makers   and  traders  of  these  products  on  exchanges  and  in  other marketplaces. Client hereby consents to the execution of all or part of Client's orders with such entities.

8. ORDERS,  RECOMMENDATIONS,  AVERAGE PRICE TRADES. Client acknowledges that, on occasion, GS&Co. may not be in a position to make a recommendation or render an opinion with respect to any security.  Client  acknowledges  that  GS&Co.
may, in its sole discretion and without prior notice to Client, refuse to accept or execute any order from Client and, in such case, GS&Co. shall endeavor to give Client  notice of such  refusal as soon as  practical.  Client  agrees that
GS&Co.,  in its sole  discretion,  may,  but is not  required  to combine or
"bunch" orders for Client's  account with orders for other clients'  accounts or accounts in which GS&Co. has beneficial interest and allocate the securities as  proceeds  acquired  among  the  participating  accounts  in  a  manner  that
GS&Co.  believes is fair and equitable, and/or in accordance with directions of Client's agents,  if applicable.  In addition,  there may be circumstances in which GS does not obtain the same price or execution  for all of Client's  order or for the bunched order described  above. In either event,  Client will receive an  average  price for  these  transactions,  unless  Client's  agent  otherwise instructs.  Client  agrees  that  the  GS&Co.  confirmation  price  for such transactions  will reference an average price execution and that details will be furnished upon request.

Client  acknowledges  that,  unless  GS&Co.  has expressly agreed in writing otherwise,  GS&Co. is acting in the capacity of Client's broker or dealer in connection with any transaction executed for or with Client's Account and not as a financial  adviser or a fiduciary,  and no advice provided by GS has formed or shall  form a  primary  basis  for any  investment  decision  by or on behalf of
Client.  GS  may  make  available  certain   information  about  securities  and
investment   strategies,   including   its  own  research   reports  and  market
commentaries as well as materials  prepared by others.  None of this information is personalized or in any way tailored to reflect  Client's  personal  financial
circumstances  or  investment   objectives  and  the  securities  or  investment
strategies discussed might not be suitable for Client. Therefore,  Client should
not  view  the  fact  that  GS  is  making  this  information   available  as  a
recommendation to Client of any particular security or investment  strategy.  To the extent that Client's transactions differ from a specific recommendation made by GS, if any, to Client with respect to the security, size, price and timing of a recommended  transaction,  or to the extent there have been  variations in the facts relevant to the transaction,  Client agrees that GS has no  responsibility for determining the suitability of these transactions to Client.

9.  INFORMATION,  REPORTS,  STATEMENTS,  COMMUNICATIONS.  Client  will  promptly furnish to GS any information  (including  financial  information)  about Client upon GS's  request.  Client  represents  (which  representation  shall be deemed repeated on each on which this New Account Agreement is in effect) that Client's financial statements or similar documents previously or hereafter provided to GS
(i) do or will fairly  present the financial  condition of Client as of the date of such  financial  statements  and the results of its operations for the period for which such financial  statements are applicable,  (ii) have been prepared in accordance with generally accepted account principles  consistently applied and,
(iii)  if  audited,  have  been  certified  without  reservation  by a  firm  of independent public accountants.

Reports or  confirmations  of the execution of orders and statements of Client's
Account shall be  conclusive if not objected to in writing  within ten (10) days after forwarding by GS&Co. to Client by mail, web-reporting or otherwise.

Communications mailed, electronically transmitted or otherwise sent to Client at the address  specified in  GS&Co.'s  records  shall,  until  GS&Co.  has received  notice in writing of a  different  address and has updated its records
(which update may take up to three (3) business days after  receipt),  be deemed to have been forwarded by GS&Co.  when sent and the Client waives all claims resulting from failure to receive such communications.

10. CUSTODIAL ARRANGEMENTS.  If GS&Co.  acts as custodian for the securities and other  property in Client's  Account,  GS&Co.  is authorized to register such  securities and other  property in the name of GS&Co.,  or any nominee, including  sub-custodians,  or cause such  securities  and other  property to be registered  in the  name  of,  or in the name of the  nominee  of, a  recognized depository or clearing  organization.  Client  understands  that when GS&Co.
holds on Client's behalf bonds or preferred  stocks that are callable in part by the issuer,  such securities will be subject to an impartial lottery  allocation system in which the probability of Client's  securities being selected as called is  proportional  to the holdings of all clients of such securities held in bulk by or for GS&Co.  Client further  understands that GS&Co.  will withdraw such  securities  from any  depository  prior to the  first  date on which  such securities may be called unless such depository has adopted an impartial lottery system which is  applicable  to all  participants.  GS&Co.  is authorized to withdraw  securities  sold or  otherwise  disposed  of,  and to credit  Client's
Account  with the  proceeds  thereof or make such other  disposition  thereof as
Client may direct.  GS&Co.  is further  authorized to collect all income and other  payments  which may become due on Client's  securities,  to surrender for payment  maturing  obligations  and those called for  redemption and to exchange certificates in temporary form for like  certificates in definitive form, or, if the par  value  of any  shares  is  changed,  to  effect  the  exchange  for new certificates.  It is understood  and agreed by Client that  although  GS&Co.
will use  reasonable  efforts  to  effect  the  authorization  set  forth in the preceding sentence, GS&Co. will incur no liability for its failure to do so.
GS&Co.  is subject to Exchange rules and regulations  that may require it to forward to its clients certain written materials  relating to the securities and other property in such client's account  (including proxy materials).  Except as otherwise required by these rules and regulations,  GS&Co.  is not otherwise responsible for obtaining,  notifying Client of its receipt of, or forwarding to
Client,  any written materials  relating to the securities and other property in
Client's Account.

Under SEC Rule  15c3-3,  GS&Co.  is required to obtain and,  thereafter,  to maintain  possession  or control of customer  fully-paid  securities  and excess margin  securities,  as such  terms are  defined  in that  rule.  If  GS&Co.
determines that it does not have sufficient  securities  under its possession or control  as  required  (such  a  condition  is  referred  to  as  a  segregation deficiency),  it is  required  by that  rule to take  certain  steps  to  obtain possession or control, including, without limitation,  recalling securities from loans,  and is  permitted  the period of time set forth in that rule in which to obtain  possession or control.  To the extent that GS&Co.  has a segregation deficiency in shares over a record date for a vote,  dividend or other corporate action or distribution,  GS&Co.  will allocate such deficiency to either (a)
the client(s) to whom such a deficiency  is  attributed  (if any); or (b) if the
deficiency  cannot  practically  be  attributed  to  any  particular   customer,
GS&Co.  will  allocate  such  deficiency  to its  customers  using a  random impartial  lottery.  Client  understands  and  agrees  that  GS may  change  its allocation  method  at any  time.  The  customers  to whom  such  deficiency  is allocated  will be unable to vote or give  consent in respect of such  corporate action.

11. LOCATES OF BORROWABLE  SECURITIES.  Subject to certain  limited  exceptions, before  executing  a  short  sale,  a  broker-dealer  is  required  to  make  an
"affirmative  determination"  as  to  whether  the  broker-dealer  will  receive delivery of the security from the customer or the  securities can be borrowed by the  settlement  date.  This  process is commonly  referred to as  "OBTAINING  A
LOCATE."  If a  sufficient  quantity of  securities  is not  available  from the broker-dealer's  inventory,  the broker-dealer may, among other things,  contact third-party  lenders to ascertain  whether they have  securities  available  for lending.  If  a  sufficient  quantity  of  securities  appears  borrowable,  the broker-dealer may proceed to execute the short sale on behalf of its customer. A locate is simply an indication  that, as of the time the locate is obtained,  it appears that securities will be available for borrowing on the settlement  date.
A locate is not a guarantee  that  securities  will  actually be  available  for lending  and  delivery  on the  settlement  date or that  the  lender  will  not thereafter  require the return of the borrowed  securities  at any time.  If the securities  are not available  for  borrowing  for any reason by the  settlement date,  Client,  as the  seller,  will  "fail to  deliver"  to the  purchaser.  A purchaser  or  securities  lender may, in addition to other  remedies and at any time after the giving of any required  notice,  buy-in the securities  that were not timely  delivered and Client will be responsible for all losses and costs of the buy-in. If GS&Co.  (i) executes a short sale of any securities on behalf of Client,  (ii) is  responsible  for  settling a short sale on behalf of Client that was  executed  at another  firm,  or (iii) if Client  fails to deliver  any securities  it has sold in a long sale,  GS&Co.  is authorized to borrow the securities necessary to enable GS&Co. to make delivery.  Client agrees to be responsible  for  any  cost  or  loss  GS&Co.  may  incur  in  sourcing  and maintaining  the  borrow,  or the cost  GS&Co.  may incur in  obtaining  the securities  if  GS&Co.  is unable to borrow such  securities.  Client hereby appoints  GS&Co.  as  its  agent  to  complete  all  such  transactions  and authorizes  GS&Co.  to make advances and expend  monies as are required.  In respect of short positions  maintained by Client over a corporate  action record date,  GS&Co.  will, on the relevant payment date for such corporate action, if any, charge Client's Account for money or property equal in value to the cost of such corporate action attributable to Client's short position,  including the costs  of any  lost tax  benefits  for the  lenders.  Client  acknowledges  that
GS&Co.  may source a borrow of securities from its own proprietary  accounts or from  customer  margin  shares.  Client  is  ultimately  responsible  for the delivery of securities on the settlement  date, the consequences of a failure to deliver,  the timely return of securities  borrowed on Client's behalf,  and all costs associated with such borrowings, including costs relating to any corporate actions.

12. MANDATORY CLOSE-OUT & PRE-BORROW REQUIREMENT.  Regulations applicable to
GS&Co. mandate that GS&Co. close-out sale transactions in certain equity securities for which delivery has not occurred  within the period  prescribed by the  regulations  after the  normal  settlement  date.  The  close-out  is to be effected by  GS&Co.  purchasing  in the market  securities  of like kind and quantity for which  delivery is owed.  Any loss arising from this close-out will be for the account of the  customer  whose  positions  are closed out. A list of securities  subject  to  this  mandatory  close-out  requirement  is or  will be published by U.S. exchanges and U.S. securities  associations for the securities that trade on that exchange or association.

If such  failing  to  deliver  transactions  are  not  closed  out,  regulations applicable to GS&Co.,  upon their effective  date, will mandate that,  until such failing to deliver  transactions are closed out, GS&Co.  (i) not accept
short  sale  orders  for  those  accounts  determined  by  GS&Co.   to  have
contributed  to the fail  unless  GS&Co.  or the Client has  entered  into a bona-fide  arrangement to borrow the  securities;  or (ii) impose a "pre-borrow"
requirement on all short sale orders for the firm's or any client's account.

To the extent that  GS&Co.  effects a  close-out  transaction  by  buying-in shares as described  above,  it will allocate the shares so acquired to those of its clients  maintaining  short positions on a pro-rata  basis.  Such allocation methodology  is subject to change at any time in  GS&Co.'s  sole  discretion based on individual facts and circumstances,  provided that, in no case will any client who obtained a "locate"  from GS for such shares be  allocated  more than its pro-rata shares of the buy-in.

13.  CLOSE-OUT OR  LIQUIDATION  OF LISTED OPTION  POSITIONS.  In addition to the rights  granted to  GS&Co.  under this New Account  Agreement  and any other agreement  between GS and Client,  Client  expressly  authorizes  GS&Co.  to liquidate or close-out any of Client's listed option  positions,  without notice to Client and without Client's prior consent,  in GS&Co.'s sole and absolute discretion,  (i) if and when Client's open positions exceed applicable  position limits so as to reduce such open positions to a level that is in compliance with such limits, or (ii) upon the occurrence of a Close-Out Event.  Client will bear and be solely  responsible  for any losses  associated  with such a reduction or liquidation.

14. BUY-IN OF GOVERNMENT  SECURITIES.  Regulations  issued under the  Government
Securities  Act of 1986 require  GS&Co.  to initiate  buy-in  procedures for mortgage-backed  securities  that have been purchased for Client and that remain in a fail-to-receive status for more than 60 calendar days (referred to below as
"FULLY PAID FAILS").  Mandatory  buy-ins are also required to complete a sale by
Client (referred to below as "SELL ORDER FAILS") of government  securities which have not been received from Client within 30 calendar days after the  settlement date (or in the case of  mortgage-backed  securities,  60  calendar  days  after settlement  date). The Bond Market  Association  Buy-in  Procedures for Mortgage
Backed  Securities  and  the  Bond  Market  Association  Buy-in  Procedures  for
Government  Securities  permit the use of  alternatives  other  than  purchasing securities  (e.g.,  securities  may be borrowed,  substituted or bought back) in closing out fully paid fails and sell order fails and also  provide an exemption for short sales.

15. ADDITIONAL LISTED OPTIONS  PROVISIONS;  OPTIONS "STYLE," EXERCISE ASSIGNMENT
NOTICES. If Client trades listed option contracts, Client is aware of and agrees to be bound by all laws and rules applicable to the trading of option contracts.
In particular, Client, either acting alone or in concert with others, agrees not to violate  directly  or  indirectly  (through  GS as broker or  otherwise),  or contribute to the violation of the position or exercise limits of the Exchanges, which limits can be obtained by  contacting a GS&Co.  sales  representative.
Client  acknowledges that the "style" of an option refers generally to when that option is exercisable. Specifically, (i) an "American-style" option is an option that may be exercised  at any time (i.e.,  on a business day in which the option
Exchange  on  which  the  option  trades  is  open  for  trading)  prior  to its expiration,  (ii) a  "European-style"  option is an option that may be exercised only on a specified  exercise  date (or  expiration  date) or during a specified time period before the option expires,  and (iii) a "capped" option is an option that is automatically exercised prior to expiration if the market or Exchange on which the option trades determines that the value of the underlying  interest at a specified time has reached the "cap price" for the option.  Client understands that  exercise  assignment  notices for option  contracts  are  allocated  among customer  short  positions  pursuant to an  automated  procedure  that  randomly selects from among all  customer  short option  positions,  including  positions established  on the day of  assignment,  those  contracts  which are  subject to exercise. Client understands and agrees that GS may change its allocation method
at  any  time.   Client  further   understands   that  all  short  positions  in
"American-style"  options are liable for assignment at any time. A more detailed description of this random allocation procedure is available upon request.

16. TERMINATION. Each party agrees that the Accounts maintained hereunder may be terminated  by either party at any time  effective  upon the giving of notice of such termination to the other party. All applicable  provisions will survive the termination of the Accounts and this New Account Agreement. Without limiting the foregoing,  upon any  such  termination,  the  provisions  of this  New  Account
Agreement  shall  remain in effect  with  respect  to all  securities  and other property then held in such Accounts, all assets subject to the security interest hereunder,  and all transactions and agreements then outstanding  between Client and GS.

17. POWER AND AUTHORITY.  Client (and each person acting on the Client's behalf)
represents and warrants that it has all necessary power and authority to execute and perform  this  Agreement  and that the  execution  and  performance  of this
Agreement will not cause it to violate any  provisions in its charter,  by-laws, partnership  agreement,  trust  agreement  or  other  constituent  agreement  or instrument,  and that neither this Agreement nor any transaction entered into or contemplated  hereunder  will violate any applicable  law,  rule,  regulation or constitutional provision (including, without limitation, any provision of ERISA,
Section  4975 of Code or any tax  "qualification"  rule under the Code).  Client further  represents  and warrants that this  Agreement,  as amended from time to time, is a legal, valid and binding  obligation,  enforceable  against Client in accordance  with its terms.  Each of the persons  executing  this  Agreement  on
Client's  behalf  represents  that he or she  acting  alone  has full  power and authority to deal with GS&Co. on Client's behalf without notice to Client or any other undersigned person. Client agrees that GS will be entitled to act upon the  instructions  of any  officer,  director or  employee of the Client  having actual or apparent authority to act on behalf of the Client.

18. NOTICE OF BANKRUPTCY, INSOLVENCY, REORGANIZATION,  DISSOLUTION, TERMINATION,
INCOMPETENCE & DEATH. In the event of any change which affects the manner in which the securities and other  property in the Account is held  (including,  as applicable and without limitation,  the death,  resignation or incompetence of a joint owner or general partner or the bankruptcy, insolvency, reorganization, or dissolution  of  Client or other  similar  event  that  affects  Client's  legal standing),  Client  shall  immediately  give GS written  notice  thereof and, in addition to the actions permitted under this New Account Agreement and any other agreements relating to Client's Account,  GS&Co.  is authorized to take such action,  require such  documents and tax waivers,  and retain such portion of or restrict transactions in the Account, all as GS&Co. may deem advisable.

19. MARGIN. If Client maintains a margin account, Client represents and warrants to GS&Co.  that Client has had an  opportunity  to discuss with GS the risks associated  with the use of margin and that the use of margin is consistent with
Client's investment  objectives.  Client agrees to maintain margins for Client's
Account as GS&Co.  may require from time to time.  Client agrees to promptly satisfy  all  margin and  maintenance  calls,  pay  interest  charges  which are imposed,  in accordance with GS&Co.'s usual custom, with respect to Client's
Account and to pay on demand any debit  balance  owing with  respect to Client's
Account.  Client agrees that  securities and other property in Client's  Account may be carried in  GS&Co.'s  general  loans and may be  pledged,  repledged, hypothecated,  rehypothecated,  sold,  lent  or  otherwise  transferred  or used separately  or in common with other  securities  and any other  property for the sums  due to GS  thereon  or for a  greater  sum.  Client  understands  (1) that
GS&Co.  might not retain in its  possession  or control for  delivery a like amount of similar  securities or other  property and (2) that certain  rights of ownership,  including the right to vote such  securities,  may be transferred to
GS&Co. or by GS&Co. to others. Client agrees that GS&Co. may, in its sole  discretion,  transfer  securities  held in Client's  other  Accounts  with
GS&Co.,  including  Client's cash account,  to Client's margin account.  Any securities  so  transferred  may be used by  GS&Co.  as provided in this New
Account Agreement.  Client understands that  notwithstanding a general policy of giving clients  notice of a margin  deficiency,  GS&Co.  is not obligated to request additional margin from Client, and that there may be circumstances where
GS&Co.  will liquidate securities in the Account without notice to Client in accordance with Section 5 of this New Account Agreement.

20. USE OF NAME. Client agrees not to use GS's name for any purpose without GS's prior  written  consent,  including,  but not limited to, in any  advertisement, publication or offering material.

21. BACKGROUND  CHECK.  Client  authorizes  GS&Co.  and any agent or service provider to use,  verify and confirm any of the  information  that Client or its agent  provides,  including  obtaining  reports  concerning  Client's  (and  its principals')  background,  credit standing and business conduct and to share all such information with their successors, assigns, agents and service providers to determine Client's eligibility for an Account or any feature or otherwise.  Upon
Client's written request,  GS&Co.  will inform Client whether GS&Co. has obtained credit  reports,  and, if so,  GS&Co.  will provide Client with the name and address of the  reporting  agency that  furnished  the reports.  Client agrees  that,  without  notifying  Client,  GS&Co.  may request a new credit report in  connection  with any review,  extension,  or renewal of the  Account.
Client  further  agrees that  GS&Co.  may submit  information  reflecting on
Client's  credit  record  to  a  credit  reporting  agency.   Client  authorizes
GS&Co.  to share with its affiliates credit bureau information,  information contained in Client's application to open an Account,  information obtained from third parties and similar  information,  or to use such  information  consistent with GS&Co.'s privacy policy.

22. DISCLAIMER OF LIABILITY;  INDEMNIFICATION.  Except as otherwise  provided by law, no GS entity shall be liable for any expense, losses, damages, liabilities, demands,  charges,  claims,  penalties,  fines and  excise  taxes of any kind or nature  (including legal expenses and reasonable  attorneys' fees) ("LOSSES") by or with respect to any matters  pertaining to the Account,  except to the extent that such Losses are actual  Losses and are  determined  by a court of competent jurisdiction or an arbitration panel in a final non-appealable judgment or order to have  resulted  solely  from such GS  entity's  gross  negligence  or willful misconduct.  In addition, Client agrees that GS shall have no liability for, and agrees to indemnify and hold GS harmless  from, all Losses that result from: (a)
Client's  or  its  agent's   misrepresentation,   act  or  omission  or  alleged
misrepresentation,  act or omission,  (b) GS  following  Client's or its agent's directions or failing to follow Client's or its agent's unlawful or unreasonable directions,  (c) any activities or services of GS in connection with the Account or otherwise (including, without limitation, any technology services, reporting, trading,  research or capital introduction  services) and (d) the failure by any person not controlled by GS to perform any obligations to Client.

Client  consents  to the use of  automated  systems or service  bureaus by GS in conjunction with Client's Account with  GS&Co.,  including,  but not limited to,  automated order entry and execution,  recordkeeping,  reporting and account reconciliation and risk management systems  (collectively  "AUTOMATED SYSTEMS").
Client  understands  that the use of Automated  Systems  entails risks,  such as interruption  or delays of service,  system  failure and errors in the design or functioning of such Automated  Systems  (collectively,  a "SYSTEM FAILURE") that
could  cause  substantial  damage,   expense  or  liability  to  Client.  Client
understands and agrees that GS will have no liability  whatsoever for any claim, loss, cost, expense, damage or liability of Client arising out of or relating to a System  Failure.  Client also agrees  that GS will have no  responsibility  or liability to Client in connection with the performance or non-performance by any
Exchange,  market,  clearing  organization,  clearing  firm or other third party
(including  banks) of its or their  obligations  relative to any  securities  or other property of Client. Client agrees that GS will have no liability to Client or to third parties,  or  responsibility  whatsoever,  for: (a) Losses resulting from a cause over which GS does not have direct  control,  including the failure of mechanical equipment, unauthorized access, theft, operator errors, government restrictions,  force majeure (i.e.,  earthquake,  flood, severe or extraordinary weather conditions,  or other act of God, fire, war,  insurrection,  riot, labor
dispute,   strike,  or  similar  problems,   accident,   action  of  government,
communications, power failure or equipment or software malfunction), Exchange or market rulings or suspension of trading, (b) any special, indirect,  incidental, consequential,  punitive or exemplary damages  (including lost profits,  trading losses and damages) that Client may incur in connection with Client's use of the brokerage  and other  services  provided by  GS&Co.,  under this New Account
Agreement.

23. ENTIRE AGREEMENT.  This New Account Agreement and all related  documentation hereto  constitute the entire agreement  between the parties with respect to the subject  matter hereof and supersede all prior  agreements,  understandings  and negotiations,  both  written and oral,  between the parties  with respect to the subject matter of this New Account  Agreement.  No  representation,  inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. The rights and remedies set forth in this
New Account  Agreement are intended to be cumulative and not exclusive.  Neither this New Account  Agreement nor any provision  hereof is intended to confer upon any person other than the parties  hereto any rights or remedies  hereunder.  If any  provision  of this New Account  Agreement  is held to be  invalid,  void or unenforceable by reason of any law or legal process, that determination will not affect the validity of the remaining provisions of this New Account Agreement.

24. GOVERNING LAW, SUCCESSOR AND ASSIGNS, WAIVER. This New Account Agreement and
its  enforcement,  and each  transaction  entered into hereunder and all matters arising in connection with this New Account Agreement and transactions hereunder shall be governed by, and construed in accordance with, the laws of the State of
New York,  without  reference to its choice of law doctrine,  and its provisions shall cover individually and collectively all Accounts which Client may maintain with  GS&Co.,  provided,  however,  this shall not  otherwise  limit GS from exercising  rights available under any other agreement or by operation of law or otherwise.  Client  understands  that federal and state laws,  and the rules and regulations  of  Exchanges  and  self-regulatory  organizations,  are subject to change,  and therefore GS may be required to change its procedures to conform to applicable  law.  This New Account  Agreement  is binding upon and inures to the benefit of GS, Client and our respective legal  representatives,  successors and permitted  assigns.  Neither  GS&Co.  nor  Client  may  assign its rights or delegate its obligations under this New Account Agreement,  in whole or in part, without the prior written  consent of the other party,  except for an assignment and  delegation  by GS&Co.  of all of  GS&Co.'s  rights and  obligations hereunder to any affiliate or successor,  which may be undertaken without giving
Client notice. Notwithstanding the foregoing, any actions taken by or authorized to be taken by  GS&Co.  under this New Account  Agreement may be taken by or through the use of agents of GS&Co.,  including GS, and any actions taken by or authorized to be taken by GS under this New Account Agreement may be taken by or  through  the use of agents of GS.  No  waiver of any  provision  of this New
Account  Agreement  shall be  deemed  a  waiver  of any  other  provision,  or a continuing  waiver of the  provision or  provisions  so waived.  All waivers and modifications must be in writing.  Any purported assignment in violation of this
Section 24 will be void.

25. ERISA.  If part or all of the assets of Client  constitute  the assets of an employee benefit plan subject to Title I of the U.S. Employee  Retirement Income
Security  Act of 1974,  as amended  ("ERISA")  or Section  4975 of the  Internal
Revenue Code of 1986 (the "Code") by reason of  Department  of Labor  Regulation
Section  2510.3-101,  Client represents and warrants on each day during the life of this New Account Agreement and any transactions entered into hereunder,  both in its individual and fiduciary  capacities that: (i) no transaction  engaged in by Client will  constitute  a  non-exempt  "prohibited  transaction"  within the meaning  of  Section  4975 of the Code or Section  406 of ERISA;  (ii)  Client's
investment  manager will be eligible to act as a "qualified  professional  asset manager" within the meaning of Department of Labor Prohibited  Transaction Class
Exemption 84-14 with respect to Client and each employee benefit plan the assets of which constitute the assets of Client; (iii) Client's investment manager will at all times meet the  requirements  of Section 412 of ERISA;  (iv) neither this
New Account Agreement nor any transaction entered into or contemplated hereunder will violate any applicable law, rule,  regulation or  constitutional  provision applicable  to Client,  and (v) GS has not  provided nor will provide any advice that has  constituted  or will  constitute  a  primary  basis of any  investment decision by Client,  and GS is not nor shall GS become a fiduciary  with respect to Client by reason of its services provided hereunder.

26.  ARBITRATION.  THIS NEW ACCOUNT AGREEMENT CONTAINS A PREDISPUTE  ARBITRATION
CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

     (A) ALL  PARTIES TO THIS NEW ACCOUNT  AGREEMENT  ARE GIVING UP THE RIGHT TO
SUE EACH  OTHER IN  COURT,  INCLUDING  THE  RIGHT TO A TRIAL BY JURY,  EXCEPT AS
PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

     (B) ARBITRATION  AWARDS ARE GENERALLY FINAL AND BINDING;  A PARTY'S ABILITY
TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

     (C) THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS,  WITNESS STATEMENTS AND
OTHER  DISCOVERY  IS  GENERALLY  MORE  LIMITED  IN  ARBITRATION  THAN  IN  COURT
PROCEEDINGS.

     (D) THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

     (E)  THE  PANEL  OF  ARBITRATORS  WILL  TYPICALLY  INCLUDE  A  MINORITY  OF
ARBITRATORS  WHO WERE OR ARE  AFFILIATED  WITH THE SECURITIES  INDUSTRY,  UNLESS
CLIENT IS A MEMBER OF THE ORGANIZATION  SPONSORING THE ARBITRATION  FACILITY, IN
WHICH CASE ALL ARBITRATORS MAY BE AFFILIATED WITH THE SECURITIES INDUSTRY.

     (F) THE  RULES OF SOME  ARBITRATION  FORUMS  MAY  IMPOSE  TIME  LIMITS  FOR
BRINGING A CLAIM IN  ARBITRATION.  IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR
ARBITRATION MAY BE BROUGHT IN COURT.

     (G) THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY
AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS NEW ACCOUNT AGREEMENT.

CLIENT AGREES THAT ANY AND ALL  CONTROVERSIES  THAT MAY ARISE BETWEEN CLIENT AND
GS,  INCLUDING,  BUT NOT  LIMITED  TO,  THOSE  ARISING OUT OF OR RELATING TO THE
TRANSACTIONS  CONTEMPLATED  HEREBY,  THE  ACCOUNTS  ESTABLISHED  HEREUNDER,  ANY
ACTIVITY OR CLAIM RELATED TO CLIENT'S ACCOUNTS OR THE CONSTRUCTION, PERFORMANCE,
OR BREACH OF THIS NEW ACCOUNT  AGREEMENT OR ANY OTHER  AGREEMENT  BETWEEN CLIENT
AND GS SHALL BE DETERMINED BY  ARBITRATION  CONDUCTED  BEFORE THE NEW YORK STOCK
EXCHANGE, INC. ("NYSE") OR NASD DISPUTE RESOLUTION ("NASD-DR"),  OR, IF THE NYSE
AND  NASD-DR  DECLINE  TO HEAR  THE  MATTER,  BEFORE  THE  AMERICAN  ARBITRATION
ASSOCIATION, IN ACCORDANCE WITH THEIR ARBITRATION RULES THEN IN FORCE. THE AWARD
OF THE  ARBITRATOR  SHALL BE FINAL,  AND JUDGMENT UPON THE AWARD RENDERED MAY BE
ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO  ARBITRATION,  NOR
SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS
INITIATED  IN COURT A  PUTATIVE  CLASS  ACTION OR WHO IS A MEMBER OF A  PUTATIVE
CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS  ENCOMPASSED
BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS  CERTIFICATION IS DENIED; (II)
THE CLASS IS  DECERTIFIED;  OR (III)  CLIENT IS  EXCLUDED  FROM THE CLASS BY THE
COURT.

SUCH  FORBEARANCE  TO ENFORCE AN AGREEMENT TO ARBITRATE  SHALL NOT  CONSTITUTE A
WAIVER OF ANY  RIGHTS  UNDER  THIS NEW  ACCOUNT  AGREEMENT  EXCEPT TO THE EXTENT
STATED HEREIN.